UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 15, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

Marc Grandisson, President and Chief Executive Officer of Arch Reinsurance Ltd. (Bermuda), has been promoted to the position of Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group.  Mr. Grandisson will succeed Dwight Evans.  Mr. Evans, who joined Arch Capital Group Ltd. (the “Company”) in 2001 to build the Company’s reinsurance group with Paul Ingrey, the Company’s Chairman, Mr. Grandisson and John Rathgeber, President and Chief Executive Officer of Arch Reinsurance Company (U.S.), will be leaving the Company.  Nicolas Papadopoulo, Chief Underwriting Officer of Arch Reinsurance Ltd. who also has been with the Company since 2001, has been promoted to the position of President and Chief Executive Officer of Arch Reinsurance Ltd.  Please refer to Item 5.02 below for biographical information on Messrs. Grandisson and Papadopoulo.

Employment Agreements.  In connection with his promotion, the Company and Mr. Grandisson entered into an employment agreement with a term extending through December 31, 2008 (subject to extension as provided in the agreement).  The agreement provides for an annual base salary of $625,000, and the target rate for the annual cash bonus is 100% of the annual base salary.  Mr. Grandisson is eligible to receive annual cash bonuses and share-based awards at the discretion of our Board and is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance, and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses, payroll tax reimbursements and automobile allowance.

The employment agreement expressly includes certain non-competition and non-solicitation obligations for Mr. Grandisson and also provides for certain benefits to Mr. Grandisson upon termination of employment in certain circumstances (such as termination by the Company not for cause or by Mr. Grandisson for good reason), all as set forth in the employment agreement.  The above description is qualified in its entirety by the terms and provisions of the employment agreement.

Arch Reinsurance Ltd. and Mr. Papadopoulo are finalizing an employment agreement to reflect his promotion.  Under the arrangements, Mr. Papadopoulo will receive an annual base salary of $500,000, and the target rate for his annual cash bonus will be 100% of the annual base salary.

Share-Based Awards.  On November 15, 2005, the Company granted the following awards of options to purchase common shares of the Company and restricted common shares of the Company under its 2002 Long Term Incentive and Share Award Plan:  (a) Marc Grandisson – 80,000 stock options and 50,000 restricted common shares, each of which will cliff vest on December 31, 2008 (subject to the terms of the award agreements); and (b) Nicolas Papadopoulo – 40,000 stock options and 25,000 restricted common shares, each of which will cliff vest on July 1, 2008 (subject to the terms of the award agreements).

The stock options have an exercise price of $55.04 per share, and will expire on November 15, 2015 unless terminated earlier in accordance with the terms of the agreements.  In addition, each award agreement expressly provides for the acceleration of the vesting of the applicable award and, in the case of stock options, adjustments to the option exercise period in the event the award recipient ceases to be an employee of the Company in certain circumstances (such as termination (i) due to death, disability or retirement or (ii) by the Company not for cause or by the employee for good reason), all as set forth in the applicable award agreements.

The above description of the awards and related agreements are qualified in their entirety by the terms and provisions of the award agreements.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Please refer to Item 1.01 above.

Following is certain biographical information on Messrs. Grandisson and Papadopoulo:

Marc Grandisson, 38, was promoted to the position of Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group in November 2005.  He served as President and Chief Executive Officer of Arch Reinsurance Ltd. from February 2005 to November 2005.  He served as President and Chief Operating Officer of Arch Reinsurance Ltd. from April 2004 to February 2005 and as Senior Vice President, Chief Underwriting Officer and Chief Actuary of Arch Reinsurance Ltd. from October 2001.  From March 1999 until October 2001, Mr. Grandisson was employed as Vice President and Actuary of the reinsurance division of Berkshire Hathaway.  From July 1996 until February 1999, Mr. Grandisson was employed as Vice President-Director of F&G Re Inc.  From July 1994 until July 1996, Mr. Grandisson was employed as an actuary for F&G Re.  Prior to that, Mr. Grandisson was employed as an actuarial assistant of Tillinghast-Towers Perrin.  Mr. Grandisson holds an M.B.A. degree from the Wharton School of the University of Pennsylvania.  He is also a fellow of the Casualty Actuarial Society.

Mr. Papadopoulo, 43, was promoted to the position of President and Chief Executive Officer of Arch Reinsurance Ltd. in November 2005.  He served as Chief Underwriting Officer of Arch Reinsurance Ltd. from October 2004 to November 2005.  Mr. Papadopoulo joined Arch Reinsurance Ltd. in December 2001 as a senior property underwriter.  Prior to that time, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama from 1990, including Executive Vice President and Chief Underwriting Officer since 1997.  Prior to 1990, Mr. Papadopoulo was an insurance examiner with the Ministry of Finance, Insurance Department, in France.  Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a masters degree in statistics.  He is also a member of the International Actuarial Association and a fellow at the French Actuarial Society.

ITEM 7.01                                       Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on November 16, 2005 announcing certain management changes in the Company’s reinsurance group.

The information in Item 7.01 of this Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                       Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated November 16, 2005 announcing certain management changes in the Company’s reinsurance group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: November 16, 2005	By	/s/ John D. Vollaro
		Name:	John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated November 16, 2005 announcing certain management changes in the Company’s reinsurance group